UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITI TRENDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2150697
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

102 Fahm Street, Savannah, GA	31401
(Address of principal executive offices)	(Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act: None.

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

          Securities Act registration statement file number to which this form relates: 333-123028

          Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class

Common Stock, par value $0.01 per share

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     For a description of the Common Stock, reference is made to the Registration Statement on Form S-1 of Citi Trends, Inc. (Registration No. 333-123028) initially filed with the Securities and Exchange Commission on April 7, 2005, as subsequently amended by any amendments to such registration statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits.

     The following exhibits are filed as part of this registration statement:

3.1      Second Amended and Restated Certificate of Incorporation of Citi Trends, Inc. (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 28, 2005).

3.2      Amended and Restated By-Laws of Citi Trends, Inc. (incorporated herein by reference to Exhibit 3.2 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 28, 2005).

10.13      Registration Rights Agreement by and between Citi Trends, Inc. and Hampshire Equity Partners II, L.P. (incorporated herein by reference to Exhibit 10.13 to our Amendment No. 2 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 29, 2005).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CITI TRENDS, INC.
By:	/s/ R. Edward Anderson
	Name:	R. Edward Anderson
	Title:	Chief Executive Officer

Date: May 17, 2005